Exhibit 99.1
COMERICA REPORTS FIRST QUARTER 2007 EARNINGS
Positive Financial Performance
Net Interest Margin Rises, Credit Quality Remains Solid
Expenses are Well Controlled
DETROIT/April 17, 2007 — Comerica Incorporated (NYSE: CMA) today reported first quarter 2007 income from continuing operations of $189 million, or $1.19 per diluted share, compared to $185 million, or $1.16 per diluted share, for the fourth quarter 2006 and $207 million, or $1.26 per diluted share, for the first quarter 2006. Fourth quarter 2006 income from continuing operations included income of $47 million ($31 million after-tax, or $0.19 per diluted share) from the settlement of a Financial Services Division (FSD)-related lawsuit and the net after-tax impact of a charge to tax and related interest reserves of $31 million, or $(0.19) per diluted share, discussed under “Tax-related items” below. First quarter 2006 income from continuing operations included a negative provision for loan losses of $27 million.
In the fourth quarter 2006, Comerica sold its stake in Munder Capital Management (Munder) for an after-tax gain of $108 million ($0.68 per diluted shares). Comerica reports Munder as a discontinued operation in all periods presented.

(dollar amounts in millions, except per share data)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income	$502	$502	$479
Provision for loan losses	23	22	(27)
Noninterest income	203	262	195
Noninterest expenses	407	457	429

Income from continuing operations, net of tax	189	185	207
Net income	190	299	194

Diluted EPS from continuing operations	1.19	1.16	1.26
Diluted EPS from discontinued operations	—	0.71	(0.08)
Diluted EPS	1.19	1.87	1.18

Return on average common shareholders’ equity from continuing operations	14.83%	14.03%	16.31%
Return on average common shareholders’ equity	14.86	22.63	15.33

Net interest margin	3.82	3.75	3.80

The following table illustrates certain items impacting diluted earnings per share from continuing operations:

(dollar amounts per diluted share)	1st Qtr '07	4th Qtr '06	1st Qtr '06

FSD-related lawsuit settlement	$—	$0.19	$—
Loss on sale of Mexican bank charter	—	—	(0.02)
Net income (loss) from principal investing and warrants	(0.02)	0.01	0.01
Tax adjustments	—	(0.14)	0.09
Tax-related interest adjustments	—	(0.05)	(0.09)
Performance-based compensation related to Munder gain	—	(0.04)	—
Charitable Foundation contribution	—	(0.04)	—

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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 2
“The financial results highlight our positive financial performance in the first quarter,” said Ralph W. Babb Jr., chairman and chief executive officer. “Our net interest margin rose seven basis points from the fourth quarter of 2006. Credit quality was solid across all markets and expenses were well controlled.”
First Quarter 2007 Compared to Fourth Quarter 2006
•	On an annualized basis, excluding Financial Services Division loans, average loans increased six percent, led by growth of 15 percent in the Western market, five percent in the Texas market, four percent in the Florida market, three percent in Other markets and 18 percent in the International market, with the Midwest market down one percent. The Texas loan growth, impacted by pay downs in January, rebounded in February and March with low double-digit annualized average loan growth rates.

•	The net interest margin was 3.82 percent in the first quarter 2007, an increase of seven basis points from 3.75 percent in the fourth quarter 2006.

•	Net credit-related charge-offs were $19 million, or 16 basis points as a percent of average total loans, for the first quarter 2007, compared to $23 million, or 19 basis points as a percent of average total loans, for the fourth quarter 2006. Fourth quarter 2006 included a $9 million charge-off to reflect the estimated fair value of a portfolio of loans related to manufactured housing that were transferred to held-for-sale.

•	Noninterest expenses, excluding the provision for credit losses on lending-related commitments, decreased $52 million from the fourth quarter 2006, the detail of which is discussed in “Noninterest expenses” below. Employee levels from continuing operations (FTE) decreased slightly from December 31, 2006, to March 31, 2007. This decrease occurred even as nine new banking centers were opened in the first quarter 2007.

•	The provision for income taxes decreased primarily due to a fourth quarter 2006 adjustment to tax reserves of $22 million. Refer to “Tax-related items” below for further discussion.

•	Open market share repurchases in the first quarter 2007 totaled 3.4 million shares, or two percent of total shares outstanding at December 31, 2006.
Net Interest Income Stable and Net Interest Margin Rises

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income	$502	$502	$479

Net interest margin	3.82%	3.75%	3.80%

Selected average balances:
Total earning assets	$53,148	$53,289	$50,977
Total loans	48,896	48,568	46,479
Total loans, excluding FSD loans (primarily low-rate)	47,327	46,659	43,570

Total interest-bearing deposits	30,417	30,554	27,589
Total noninterest-bearing deposits	12,162	12,649	13,609
Total noninterest-bearing deposits, excluding FSD	8,712	8,696	8,926

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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 3
•	A seven basis point improvement in the net interest margin offset the impact of two less days in the first quarter 2007 ($11 million). Average earning assets remained relatively stable in the first quarter 2007, when compared to fourth quarter 2006.

•	The first quarter 2007 net interest margin reflected stable loan yields and a decline in deposit rates. The positive impact of lower average Financial Services Division loans (primarily low-rate) was essentially offset by a decline in Financial Services Division noninterest-bearing deposits.
Steady Noninterest Income, Excluding Identified Items
Noninterest income was $203 million for the first quarter 2007, compared to $262 million for the fourth quarter 2006 and $195 million for the first quarter 2006. The $59 million decrease in noninterest income in the first quarter 2007, compared to the fourth quarter 2006, was primarily the result of income of $47 million from the settlement of a Financial Services Division-related lawsuit received in the fourth quarter 2006, a $7 million decrease in income from principal investing and warrants and a $6 million decrease in investment banking fees, partially offset by positive trends in several categories (including fiduciary income, brokerage fees and card fees). Certain categories of noninterest income are highlighted in the table below.

(in millions)	1st Qtr ’07	4th Qtr ’06	1st Qtr ’06

Net income (loss) from principal investing and warrants	$(4)	$3	$3
Net gain (loss) on sales of businesses	1	—	(5)
Income from lawsuit settlement	—	47	—
Other noninterest income
Investment banking fees	4	10	5

Noninterest Expenses Well Controlled
Noninterest expenses were $407 million for the first quarter 2007, compared to $457 million for the fourth quarter 2006 and $429 million for the first quarter 2006. The $50 million decrease in noninterest expenses in the first quarter 2007, compared to the fourth quarter 2006, reflected decreased salaries expense of $25 million. The decrease in salaries expense was due primarily to decreased incentives tied to performance, including the fourth quarter 2006 gain on the sale of Munder, contract labor costs associated with technology-related projects, and severance, partially offset by an increase in share-based compensation expense. The increase in share-based compensation expense reflected the annual award of restricted stock to retirement-eligible employees, granted in the first quarter each year, which must be expensed in the period granted. Also reflected in the decrease in noninterest expenses was a decrease in interest on tax liabilities of $15 million (see “Tax-related items” below), and a fourth quarter 2006 contribution of $10 million to the Comerica Charitable Foundation.
Certain categories of noninterest expenses are highlighted in the table below.

(in millions)	1st Qtr ’07	4th Qtr ’06	1st Qtr ’06

Salaries
Regular salaries	$154	$162	$149
Severance	—	5	1
Incentives	29	52	25
Share-based compensation	23	12	18

Total salaries	206	231	193
Employee benefits	46	42	50
Provision for credit losses on lending-related commitments	(2)	(4)	13
Other noninterest expenses
Interest on tax liabilities	n/a	15	26
Charitable Foundation contribution	—	10	—
Other real estate expense	—	(2)	4
Redemption premium on trust preferred securities	—	3	—

n/a — not applicable
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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 4
Tax-related Items
On January 1, 2007, Comerica adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” (FIN 48). FIN 48 permits Comerica to prospectively change its accounting policy as to where interest on tax liabilities is classified on the consolidated statements of income. Effective January 1, 2007, Comerica changed its accounting policy and began to classify interest on tax liabilities in the “provision for income taxes” on the consolidated statements of income. Prior to January 1, 2007, interest on tax liabilities was classified in “other noninterest expenses.” In the first quarter 2007, the Securities and Exchange Commission requested that the American Institute of Certified Public Accountants clarify that an election to change classification under the Interpretation could only be prospective. Therefore, for all prior periods presented, interest on tax liabilities remained classified in “other noninterest expenses” on the consolidated statements of income. The provision for income taxes included interest on tax liabilities of $1 million for the first quarter 2007. Noninterest expenses in 2006 included $38 million of interest on tax liabilities, including $15 million in the fourth quarter 2006 and $26 million in the first quarter 2006.
Fourth quarter 2006 reflected a charge to Comerica’s combined tax and related interest reserves for disallowed loan benefits related to a series of loans to foreign borrowers of $31 million after-tax based on settlements discussed with the Internal Revenue Service. Of the total, $22 million was included in the provision for income taxes and $14 million ($9 million after-tax) was for tax-related interest included in other noninterest expenses.
Income from Discontinued Operations
In December 2006, Comerica completed the sale of its stake in Munder to an investor group and recognized an initial after-tax gain from the sale of $108 million, reflected in “income from discontinued operations, net of tax” on the consolidated statements of income. Comerica reports Munder as a discontinued operation in all periods presented; therefore, the after-tax earnings of Munder, including the gain from its sale, are reported as a single item at the bottom of the income statement. The following table summarizes significant items affecting income from discontinued operations, net of tax:

(in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Income from discontinued operations, net of tax:
Gain on sale of Munder	$1	$108	$—
Cumulative effect of change in accounting principle	—	—	(8)
Operating net income and other	—	6	(5)

Total	1	114	(13)

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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 5
Credit Quality Remained Solid
“Net charge-offs were lower and nonperforming assets were unchanged,” said Babb. “We continued to manage our credit risk effectively, particularly the automotive and commercial real estate portfolios. Our people, and the enhanced risk management tools they use, have helped us to maintain solid credit quality in all markets.”
•	The provision for loan losses reflected challenges to industries located in Michigan (Midwest market), including the automotive industry.

•	Fourth quarter 2006 net loan charge-offs included a $9 million charge-off to reflect the estimated fair value of a portfolio of loans related to manufactured housing that were transferred to held-for-sale.

•	Nonperforming assets remained at the low level of 49 basis points of total loans and foreclosed property, compared to the fourth quarter 2006. During the first quarter 2007, $69 million of loan relationships greater than $2 million were transferred to nonaccrual status, an increase of $3 million from the fourth quarter 2006.

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net loan charge-offs	$16	$22	$17
Net lending-related commitment charge-offs	3	1	5

Total net credit-related charge-offs	19	23	22
Net loan charge-offs/Average total loans	0.13%	0.18%	0.14%
Net credit-related charge-offs/Average total loans	0.16	0.19	0.19

Provision for loan losses	$23	$22	$(27)
Provision for credit losses on lending-related commitments	(2)	(4)	13

Total provision for credit losses	21	18	(14)

Nonperforming assets (NPAs)	233	232	141
NPAs/Total loans and foreclosed property	0.49%	0.49%	0.32%

Allowance for loan losses	$500	$493	$472
Allowance for credit losses on lending-related commitments*	21	26	41

Total allowance for credit losses	521	519	513
Allowance for loan losses/Total loans	1.04%	1.04%	1.06%
Allowance for loan losses/NPAs	214	213	334

* Included in “Accrued expenses and other liabilities” on the consolidated balance sheets
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $57.5 billion and $5.1 billion, respectively, at March 31, 2007, compared to $58.0 billion and $5.2 billion, respectively, at December 31, 2006. There were approximately 156 million shares outstanding at March 31, 2007, compared to 158 million shares outstanding at December 31, 2006. Open market share repurchases for the current and prior quarter are shown in the following table:

	1st Qtr '07		4th Qtr '06
	Number		Number
(in millions)	of Shares	Amount	of Shares	Amount

Open market share repurchases	3.4	$207	1.5	$86

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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 6
In the first quarter 2007, Comerica generated approximately $145 million of capital from the issuance of trust preferred securities, net of redemptions, and used $100 million of the proceeds to repurchase approximately 1.7 million additional shares.
Comerica’s first quarter 2007 estimated tier 1 common, tier 1 and total risk-based capital ratios were 7.47 percent, 8.17 percent and 12.21 percent, respectively.
New Accounting Pronouncements
Comerica adopted FSP 13-2 (Accounting for a Projected Change in the Timing of Cash Flows Related to Income Taxes Generated by a Leveraged Lease Transaction) and FIN 48 (Accounting for Uncertainty in Income Taxes) as of January 1, 2007. The effect of adoption was a reduction to retained earnings of $46 million and a lowering of 2007 income earned on lease financing loans for FSP 13-2 and an increase to retained earnings of $3 million for FIN 48. The effects of FSP 13-2 will reverse over periods ranging from four to 20 years.
Full Year 2007 Outlook
Comerica’s outlook for full-year 2007, compared to full-year 2006, is as follows:
•	Mid to high single-digit average loan growth, excluding Financial Services Division loans, with flat growth in the Midwest market, and low double-digit growth in the Western and Texas markets

•	Average earning asset growth slightly less than average loan growth

•	Average Financial Services Division noninterest-bearing deposits remaining at first quarter 2007 level of $3.5 billion. Financial Services Division loans will fluctuate in 2007 with the level of noninterest-bearing deposits

•	Average full year net interest margin of about 3.75 percent to 3.80 percent

•	Average net credit-related charge-offs of about 20 basis points of average loans, with a provision for credit losses modestly exceeding net charge-offs

•	Low single-digit growth in noninterest income, from a 2006 adjusted base of $820 million which excludes the Financial Services Division-related lawsuit settlement and the loss on sale of the Mexican bank charter

•	Flat noninterest expenses, excluding the provision for credit losses on lending-related commitments. Outlook reflects anticipated 2007 costs associated with the previously announced headquarters move to Dallas, Texas (expected to be about $10 million) and tax-related interest in 2006 (classified in the provision for income taxes in 2007)

•	Effective tax rate of about 32 percent

•	Active capital management within targeted capital ratios (tier 1 common of 6.50 percent to 7.50 percent and tier 1 of 7.25 percent to 8.25 percent)
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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 7
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at March 31, 2007 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2007 results compared to fourth quarter 2006.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr '07		4th Qtr '06		1st Qtr '06

Business Bank	$141	72%	$154	80%	$151	73%
Retail Bank	33	17	27	14	38	19
Wealth & Institutional Management	21	11	11	6	17	8

	195	100%	192	100%	206	100%
Finance	1		(4)		(2)
Other*	(6)		111		(10)

Total	$190		$299		$194

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division
Business Bank

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income (FTE)	$329	$335	$315
Provision for loan losses	14	15	(29)
Noninterest income	61	116	63
Noninterest expenses	170	194	193
Net income	141	154	151

Net credit-related charge-offs	15	6	16

Selected average balances:
Assets	40,059	39,872	38,100
Loans	39,015	38,766	36,883
FSD loans	1,569	1,909	2,909
Deposits	16,710	17,110	18,899
FSD deposits	4,698	5,291	6,969

Net interest margin	3.42%	3.43%	3.45%

•	The net interest margin was relatively unchanged, as both loan spreads and deposits spreads were relatively stable.

•	Excluding the $340 million decline in the Financial Services Division, average loans increased $589 million, or six percent on an annualized basis, primarily due to growth in the National Dealer Services, Middle Market and Global Corporate Banking business lines.

•	Average deposits increased $193 million, excluding the $593 million decline in the Financial Services Division, primarily in the Technology and Life Sciences and Global Corporate Banking business lines.

•	Noninterest income decreased $55 million, primarily due to income of $47 million from a Financial Services Division-related lawsuit settlement in the fourth quarter 2006, lower investment banking fees and a negative warrant fair value adjustment in the first quarter 2007.

•	Noninterest expenses decreased $24 million, primarily due to decreases in net corporate overhead expenses, incentive compensation and legal fees. Net corporate overhead expenses decreased due to the impact on overhead of higher fourth quarter 2006 tax-related interest expense (see “Tax-related Items” above) and a fourth quarter 2006 contribution to the Comerica Charitable Foundation.
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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 8
Retail Bank

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income (FTE)	$157	$159	$155
Provision for loan losses	5	6	6
Noninterest income	52	53	50
Noninterest expenses	153	164	143
Net income	33	27	38

Net credit-related charge-offs	4	16	5

Selected average balances:
Assets	6,840	6,810	6,782
Loans	6,095	6,100	6,076
Deposits	17,033	16,969	16,736

Net interest margin	3.74%	3.71%	3.76%

•	The net interest margin of 3.74 percent increased three basis points, primarily due to an increase in deposit spreads, partially offset by a decline in loan spreads.

•	Average loans remained relatively flat, as increases in small business commercial loans were offset by a decline in consumer loans resulting from the first quarter 2007 sale of $74 million of manufactured housing loans.

•	Average deposits increased $64 million, primarily due to growth in customer certificates of deposit.

•	Fourth quarter 2006 net credit-related charge-offs included $9 million related to the transfer of the previously mentioned manufactured housing loans to held-for-sale.

•	Noninterest expenses decreased $11 million, primarily due to a decrease in net corporate overhead expenses (as described in the Business Bank).

•	Opened nine new banking centers in the first quarter 2007.
Wealth and Institutional Management

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income (FTE)	$36	$36	$37
Provision for loan losses	(1)	2	—
Noninterest income	71	67	64
Noninterest expenses	76	86	75
Net income	21	11	17

Net credit-related charge-offs	—	1	—

Selected average balances:
Assets	3,898	3,794	3,623
Loans	3,747	3,646	3,473
Deposits	2,317	2,351	2,449

Net interest margin	3.88%	3.90%	4.28%

•	Average loans increased $101 million, or 11 percent on an annualized basis.

•	Average deposits decreased $34 million, primarily due to decreased noninterest-bearing accounts.

•	Noninterest income increased $4 million, primarily due to increased trust fees in the first quarter 2007.

•	Noninterest expenses decreased $10 million, primarily due to a decrease in net corporate overhead expenses (as described in the Business Bank), severance and incentive compensation.
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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 9
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at March 31, 2007 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2007 results compared to fourth quarter 2006.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr '07		4th Qtr '06		1st Qtr '06

Midwest	$90	45%	$78	41%	$99	48%
Western	66	34	83	43	66	32
Texas	22	11	17	9	23	11
Florida	3	2	3	1	4	2
Other Markets	5	3	4	2	4	2
International	9	5	7	4	10	5

	195	100%	192	100%	206	100%
Finance & Other*	(5)		107		(12)

Total	$190		$299		$194

*	Includes discontinued operations and items not directly associated with the geographic markets
Midwest

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income (FTE)	$244	$248	$243
Provision for loan losses	30	37	—
Noninterest income	116	123	117
Noninterest expenses	206	232	223
Net income	90	78	99

Net credit-related charge-offs	22	23	17

Selected average balances:
Assets	22,755	22,843	22,332
Loans	21,783	21,836	21,303
Deposits	16,657	16,713	17,039

Net interest margin	4.52%	4.49%	4.51%

•	The net interest margin of 4.52 percent increased three basis points, primarily due to an increase in deposit spreads, partially offset by a decrease in loan spreads.

•	Average loans decreased $53 million, primarily due to the first quarter 2007 sale of $74 million of manufactured housing loans.

•	Average deposits decreased $56 million, primarily due to a decline in money market accounts.

•	The provision for loan losses decreased $7 million. Fourth quarter 2006 included a $9 million charge-off related to the sale of manufactured housing loans, discussed above.

•	Noninterest income decreased $7 million, primarily due to a decrease in investment banking fees.

•	Noninterest expenses decreased $26 million, primarily due to decreases in net corporate overhead expenses (as described in the Business Bank) and incentive compensation.

•	Two new banking centers were opened in Michigan.
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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 10
Western Market

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income (FTE)	$176	$178	$168
Provision for loan losses	(11)	(15)	(14)
Noninterest income	28	74	28
Noninterest expenses	110	122	109
Net income	66	83	66

Net credit-related charge-offs	(5)	(2)	—

Selected average balances:
Assets	16,782	16,572	16,261
Loans	16,241	16,037	15,644
FSD loans	1,569	1,909	2,909
Deposits	13,696	14,145	15,405
FSD deposits	4,515	5,130	6,855

Net interest margin	4.40%	4.40%	4.25%

•	Excluding the Financial Services Division, average loans increased $544 million, or 15 percent on an annualized basis, primarily due to growth in the Middle Market Banking, National Dealer Services, Technology and Life Sciences, Commercial Real Estate, Entertainment Lending and Global Corporate Banking business lines.

•	Excluding the Financial Services Division, average deposits increased $166 million, primarily due to interest-bearing checking, money market accounts and growth in customer certificates of deposit.

•	Noninterest income decreased $46 million, primarily due to income from a $47 million Financial Services Division-related lawsuit settlement in the fourth quarter 2006 and a negative warrant fair value adjustment in the first quarter 2007.

•	Noninterest expenses decreased $12 million, primarily due to lower net corporate overhead expenses (as described in the Business Bank) and legal fees.

•	Three new banking centers were opened in California.
Texas Market

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income (FTE)	$67	$69	$61
Provision for loan losses	(1)	3	(4)
Noninterest income	19	20	18
Noninterest expenses	54	59	50
Net income	22	17	23

Total net credit-related charge-offs	3	2	1

Selected average balances:
Assets	6,719	6,631	5,611
Loans	6,444	6,360	5,355
Deposits	3,843	3,794	3,662

Net interest margin	4.19%	4.27%	4.46%

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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 11
•	The net interest margin of 4.19 percent declined eight basis points, primarily due to a decline in loan spreads.

•	Average loans increased $84 million, or five percent on an annualized basis, primarily due to growth in Commercial Real Estate, Global Corporate Banking, National Dealer Services and Small Business. The Texas loan growth, impacted by pay downs in January, rebounded in February and March with low double-digit annualized average loan growth rates.

•	Average deposits increased $49 million, primarily due to growth in interest-bearing checking and customer certificates of deposit.

•	The provision for loan losses decreased $4 million, primarily due to improved credit quality.

•	Noninterest expenses decreased $5 million, primarily due to a decrease in net corporate overhead expenses (as described in the Business Bank).

•	Four new banking centers were opened.
Florida Market

(dollar amounts in millions)	1st Qtr '07	4th Qtr '06	1st Qtr '06

Net interest income (FTE)	$11	$11	$10
Provision for loan losses	1	1	—
Noninterest income	4	4	4
Noninterest expenses	9	10	8
Net income	3	3	4

Net credit-related charge-offs	—	—	2

Selected average balances:
Assets	1,646	1,631	1,390
Loans	1,626	1,611	1,371
Deposits	284	292	307

Net interest margin	2.84%	2.80%	2.91%

•	Average loans increased $15 million, or four percent on an annualized basis.

•	Average deposits decreased $8 million.
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2007 financial results at 8 a.m. ET Tuesday, April 17, 2007. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 3046574). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call until May 1, 2007. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 3046574). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, Canada and Mexico
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COMERICA REPORTS FIRST QUARTER 2007 EARNINGS — 12
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(313) 222-4732	(313) 222-2840

Paul Jaremski
(313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2007	2006	2006

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$1.19	$1.16	$1.26
Diluted net income	1.19	1.87	1.18
Cash dividends declared	0.64	0.59	0.59
Common shareholders’ equity (at period end)	32.84	32.70	31.39

Average diluted shares (in thousands)	158,915	160,063	164,057

KEY RATIOS
Return on average common shareholders’ equity from continuing operations	14.83%	14.03%	16.31%
Return on average common shareholders’ equity	14.86	22.63	15.33
Return on average assets from continuing operations	1.33	1.29	1.50
Return on average assets	1.33	2.07	1.41
Average common shareholders’ equity as a percentage of average assets	8.93	9.16	9.17
Tier 1 common capital ratio *	7.47	7.54	7.66
Tier 1 risk-based capital ratio *	8.17	8.02	8.24
Total risk-based capital ratio *	12.21	11.63	11.68
Leverage ratio *	9.98	9.76	9.84

AVERAGE BALANCES
Commercial loans	$27,757	$27,609	$26,620
Real estate construction loans	4,249	4,204	3,530
Commercial mortgage loans	9,673	9,515	8,998
Residential mortgage loans	1,705	1,647	1,492
Consumer loans	2,405	2,468	2,660
Lease financing	1,273	1,335	1,298
International loans	1,834	1,790	1,881

Total loans	48,896	48,568	46,479

Earning assets	53,148	53,289	50,977
Total assets	57,088	57,612	55,277
Interest-bearing deposits	30,417	30,554	27,589
Total interest-bearing liabilities	38,498	38,334	35,371
Noninterest-bearing deposits	12,162	12,649	13,609
Common shareholders’ equity	5,101	5,280	5,072

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$503	$503	$480
Fully taxable equivalent adjustment	1	1	1
Net interest margin	3.82%	3.75%	3.80%

CREDIT QUALITY
Nonaccrual loans	$218	$214	$122
Foreclosed property	15	18	19

Total nonperforming assets	233	232	141

Loans past due 90 days or more and still accruing	15	14	16

Gross loan charge-offs	34	31	25
Loan recoveries	18	9	8

Net loan charge-offs	16	22	17
Lending-related commitment charge-offs	3	1	5

Total net credit-related charge-offs	19	23	22

Allowance for loan losses	500	493	472
Allowance for credit losses on lending-related commitments	21	26	41

Total allowance for credit losses	521	519	513

Allowance for loan losses as a percentage of total loans	1.04%	1.04%	1.06%
Net loan charge-offs as a percentage of average total loans	0.13	0.18	0.14
Net credit-related charge-offs as a percentage of average total loans	0.16	0.19	0.19
Nonperforming assets as a percentage of total loans and foreclosed property	0.49	0.49	0.32
Allowance for loan losses as a percentage of total nonperforming assets	214	213	334

*	March 31, 2007 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2007	2006	2006

ASSETS
Cash and due from banks	$1,334	$1,434	$1,685
Federal funds sold and securities purchased under agreements to resell	1,457	2,632	2,837
Other short-term investments	220	327	190
Investment securities available-for-sale	3,989	3,662	4,251

Commercial loans	26,681	26,265	24,738
Real estate construction loans	4,462	4,203	3,679
Commercial mortgage loans	9,592	9,659	9,146
Residential mortgage loans	1,741	1,677	1,516
Consumer loans	2,392	2,423	2,607
Lease financing	1,273	1,353	1,292
International loans	1,848	1,851	1,761

Total loans	47,989	47,431	44,739
Less allowance for loan losses	(500)	(493)	(472)

Net loans	47,489	46,938	44,267

Premises and equipment	596	568	516
Customers’ liability on acceptances outstanding	55	56	60
Accrued income and other assets	2,387	2,384	2,635

Total assets	$57,527	$58,001	$56,441

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$13,584	$13,901	$15,772

Money market and NOW deposits	14,815	15,250	15,653
Savings deposits	1,410	1,365	1,480
Customer certificates of deposit	7,447	7,223	6,122
Institutional certificates of deposit	5,679	5,783	4,129
Foreign office time deposits	735	1,405	940

Total interest-bearing deposits	30,086	31,026	28,324

Total deposits	43,670	44,927	44,096

Short-term borrowings	329	635	1,901
Acceptances outstanding	55	56	60
Accrued expenses and other liabilities	1,205	1,281	1,228
Medium- and long-term debt	7,148	5,949	4,062

Total liabilities	52,407	52,848	51,347

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 3/31/07, 12/31/06 and 3/31/06	894	894	894
Capital surplus	524	520	466
Accumulated other comprehensive loss	(284)	(324)	(198)
Retained earnings	5,311	5,282	4,880
Less cost of common stock in treasury — 22,834,368 shares at 3/31/07, 21,161,161 shares at 12/31/06 and 16,461,565 shares at 3/31/06	(1,325)	(1,219)	(948)

Total shareholders’ equity	5,120	5,153	5,094

Total liabilities and shareholders’ equity	$57,527	$58,001	$56,441

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,
(in millions, except per share data)	2007	2006

INTEREST INCOME
Interest and fees on loans	$851	$723
Interest on investment securities	42	44
Interest on short-term investments	8	5

Total interest income	901	772

INTEREST EXPENSE
Interest on deposits	286	199
Interest on short-term borrowings	22	42
Interest on medium— and long-term debt	91	52

Total interest expense	399	293

Net interest income	502	479
Provision for loan losses	23	(27)

Net interest income after provision for loan losses	479	506

NONINTEREST INCOME
Service charges on deposit accounts	54	54
Fiduciary income	50	44
Commercial lending fees	16	15
Letter of credit fees	16	16
Foreign exchange income	9	10
Brokerage fees	11	10
Card fees	12	11
Bank-owned life insurance	9	13
Net income (loss) from principal investing and warrants	(4)	3
Net securities losses	—	(2)
Net gain (loss) on sales of businesses	1	(5)
Other noninterest income	29	26

Total noninterest income	203	195

NONINTEREST EXPENSES
Salaries	206	193
Employee benefits	46	50

Total salaries and employee benefits	252	243
Net occupancy expense	35	30
Equipment expense	15	13
Outside processing fee expense	20	21
Software expense	15	14
Customer services	14	13
Litigation and operational losses	3	1
Provision for credit losses on lending-related commitments	(2)	13
Other noninterest expenses	55	81

Total noninterest expenses	407	429

Income from continuing operations before income taxes	275	272
Provision for income taxes	86	65

Income from continuing operations	189	207
Income (loss) from discontinued operations, net of tax	1	(13)

NET INCOME	$190	$194

Basic earnings per common share:
Income from continuing operations	$1.21	$1.28
Net income	1.21	1.20
Diluted earnings per common share:
Income from continuing operations	1.19	1.26
Net income	1.19	1.18

Cash dividends declared on common stock	101	96
Dividends per common share	0.64	0.59

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2007 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2006		First Quarter 2006
(in millions, except per share data)	2007	2006	2006	2006	2006	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$851	$858	$843	$792	$723	$(7)	(0.7)%	$128	17.9%
Interest on investment securities	42	42	43	45	44	—	(1.1)	(2)	(4.6)
Interest on short-term investments	8	12	7	8	5	(4)	(39.7)	3	44.9

Total interest income	901	912	893	845	772	(11)	(1.3)	129	16.8

INTEREST EXPENSE
Interest on deposits	286	298	272	236	199	(12)	(3.9)	87	43.7
Interest on short-term borrowings	22	15	28	45	42	7	54.3	(20)	(48.2)
Interest on medium- and long-term debt	91	97	91	64	52	(6)	(6.9)	39	75.4

Total interest expense	399	410	391	345	293	(11)	(2.6)	106	36.2

Net interest income	502	502	502	500	479	—	(0.2)	23	4.9
Provision for loan losses	23	22	15	27	(27)	1	4.5	50	N/M

Net interest income after provision for loan losses	479	480	487	473	506	(1)	(0.4)	(27)	(5.2)

NONINTEREST INCOME
Service charges on deposit accounts	54	54	56	54	54	—	(2.6)	—	(1.3)
Fiduciary income	50	47	45	44	44	3	5.5	6	11.3
Commercial lending fees	16	19	16	15	15	(3)	(15.8)	1	5.5
Letter of credit fees	16	16	17	15	16	—	(2.1)	—	0.5
Foreign exchange income	9	10	9	9	10	(1)	(4.7)	(1)	(4.5)
Brokerage fees	11	10	10	10	10	1	5.7	1	6.6
Card fees	12	12	11	12	11	—	2.2	1	13.3
Bank-owned life insurance	9	9	8	10	13	—	10.4	(4)	(28.5)
Net income (loss) from principal investing and warrants	(4)	3	—	4	3	(7)	N/M	(7)	N/M
Net securities gains (losses)	—	1	—	1	(2)	(1)	N/M	2	N/M
Net gain (loss) on sales of businesses	1	—	(7)	—	(5)	1	N/M	6	N/M
Income from lawsuit settlement	—	47	—	—	—	(47)	N/M	—	N/M
Other noninterest income	29	34	30	29	26	(5)	(12.8)	3	10.4

Total noninterest income	203	262	195	203	195	(59)	(22.5)	8	4.1

NONINTEREST EXPENSES
Salaries	206	231	202	197	193	(25)	(10.6)	13	6.6
Employee benefits	46	42	48	44	50	4	7.5	(4)	(6.8)

Total salaries and employee benefits	252	273	250	241	243	(21)	(7.8)	9	3.8
Net occupancy expense	35	34	31	30	30	1	2.7	5	16.1
Equipment expense	15	14	13	15	13	1	5.5	2	9.8
Outside processing fee expense	20	21	21	22	21	(1)	(6.1)	(1)	(1.5)
Software expense	15	15	13	14	14	—	1.8	1	11.3
Customer services	14	14	11	9	13	—	7.6	1	5.0
Litigation and operational losses	3	4	3	3	1	(1)	(34.7)	2	173.7
Provision for credit losses on lending-related commitments	(2)	(4)	(5)	1	13	2	51.9	(15)	N/M
Other noninterest expenses	55	86	62	54	81	(31)	(36.6)	(26)	(32.6)

Total noninterest expenses	407	457	399	389	429	(50)	(11.1)	(22)	(5.1)

Income from continuing operations before income taxes	275	285	283	287	272	(10)	(3.6)	3	1.3
Provision for income taxes	86	100	88	92	65	(14)	(14.2)	21	32.8

Income from continuing operations	189	185	195	195	207	4	2.2	(18)	(8.5)
Income (loss) from discontinued operations, net of tax	1	114	5	5	(13)	(113)	N/M	14	N/M

NET INCOME	$190	$299	$200	$200	$194	$(109)	(36.5)%	$(4)	(2.5)%

Basic earnings per common share:
Income from continuing operations	$1.21	$1.17	$1.22	$1.21	$1.28	$0.04	3.1%	$(0.07)	(5.5)%
Net income	1.21	1.89	1.25	1.24	1.20	(0.68)	(36.0)	0.01	0.8

Diluted earnings per common share:
Income from continuing operations	1.19	1.16	1.20	1.19	1.26	0.03	2.9	(0.07)	(5.6)
Net income	1.19	1.87	1.23	1.22	1.18	(0.68)	(36.4)	0.01	0.8
Cash dividends declared on common stock	101	94	94	96	96	7	7.6	5	4.5
Dividends per common share	0.64	0.59	0.59	0.59	0.59	0.05	8.5	0.05	8.5

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2007	2006
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$493	$493	$481	$472	$516
Loan charge-offs:
Commercial	13	7	9	16	12
Real estate construction:
Commercial Real Estate business line	1	—	—	—	—
Other	—	—	—	—	—

Total real estate construction	1	—	—	—	—
Commercial mortgage:
Commercial Real Estate business line	3	3	1	—	—
Other	14	4	4	3	2

Total commercial mortgage	17	7	5	3	2
Residential mortgage	—	—	—	—	—
Consumer	3	13	3	4	3
Lease financing	—	3	—	1	6
International	—	1	—	1	2

Total loan charge-offs	34	31	17	25	25

Recoveries on loans previously charged-off:
Commercial	10	5	13	5	4
Real estate construction	—	—	—	—	—
Commercial mortgage	—	1	1	—	2
Residential mortgage	—	—	—	—	—
Consumer	1	1	—	1	1
Lease financing	4	—	—	—	—
International	3	2	—	1	1

Total recoveries	18	9	14	7	8

Net loan charge-offs	16	22	3	18	17
Provision for loan losses	23	22	15	27	(27)

Balance at end of period	$500	$493	$493	$481	$472

Allowance for loan losses as a percentage of total loans	1.04%	1.04%	1.06%	1.04%	1.06%

Net loan charge-offs as a percentage of average total loans	0.13	0.18	0.02	0.15	0.14

Net credit-related charge-offs as a percentage of average total loans	0.16	0.19	0.06	0.16	0.19

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2007	2006
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$26	$31	$41	$41	$33
Less: Charge-offs on lending-related commitments(1)	3	1	5	1	5
Add: Provision for credit losses on lending-related commitments	(2)	(4)	(5)	1	13

Balance at end of period	$21	$26	$31	$41	$41

Unfunded lending-related commitments sold	$60	$20	$28	$14	$52

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2007	2006
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$73	$97	$83	$74	$53
Real estate construction:
Commercial Real Estate business line	21	18	4	5	2
Other	4	2	—	—	—

Total real estate construction	25	20	4	5	2
Commercial mortgage:
Commercial Real Estate business line	17	18	10	11	11
Other	84	54	46	35	29

Total commercial mortgage	101	72	56	46	40
Residential mortgage	1	1	1	1	1
Consumer	4	4	5	3	2
Lease financing	4	8	12	12	7
International	10	12	13	16	17

Total nonaccrual loans	218	214	174	157	122
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	218	214	174	157	122
Foreclosed property	15	18	23	17	19

Total nonperforming assets	$233	$232	$197	$174	$141

Nonperforming loans as a percentage of total loans	0.45%	0.45%	0.37%	0.34%	0.27%
Nonperforming assets as a percentage of total loans and foreclosed property	0.49	0.49	0.42	0.37	0.32
Allowance for loan losses as a percentage of total nonperforming assets	214	213	251	278	334
Loans past due 90 days or more and still accruing	$15	$14	$18	$15	$16

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$214	$174	$157	$122	$138
Loans transferred to nonaccrual (1)	69	66	39	51	20
Nonaccrual business loan gross charge-offs (2)	(31)	(16)	(14)	(21)	(21)
Loans transferred to accrual status (1)	—	—	—	—	—
Nonaccrual business loans sold (3)	(4)	—	—	—	(9)
Payments/Other (4)	(30)	(10)	(8)	5	(6)

Nonaccrual loans at end of period	$218	$214	$174	$157	$122

(1)	Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2)	Analysis of gross loan charge-offs:

Nonaccrual business loans	$31	$16	$14	$21	$21
Performing watch list loans	—	2	—	—	1
Consumer and residential mortgage loans	3	13	3	4	3

Total gross loan charge-offs	$34	$31	$17	$25	$25

(3) Analysis of loans sold:
Nonaccrual business loans	$4	$—	$—	$—	$9
Performing watch list loans	—	25	7	15	30

Total loans sold	$4	$25	$7	$15	$39

(4)	Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2007			December 31, 2006			March 31, 2006
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$27,757	$499	7.30%	$27,609	$502	7.21%	$26,620	$412	6.26%
Real estate construction loans	4,249	91	8.66	4,204	92	8.72	3,530	72	8.24
Commercial mortgage loans	9,673	175	7.35	9,515	178	7.43	8,998	155	6.97
Residential mortgage loans	1,705	26	6.11	1,647	25	6.11	1,492	22	5.88
Consumer loans	2,405	43	7.14	2,468	46	7.34	2,660	45	6.83
Lease financing	1,273	10	3.18	1,335	13	3.88	1,298	13	4.03
International loans	1,834	32	7.07	1,790	33	7.25	1,881	30	6.56
Business loan swap expense	—	(24)	—	—	(30)	—	—	(25)	—

Total loans (2)	48,896	852	7.06	48,568	859	7.02	46,479	724	6.30

Investment securities available-for-sale	3,745	42	4.35	3,842	42	4.27	4,154	44	4.10

Federal funds sold and securities purchased under agreements to resell	276	4	5.39	325	4	5.38	189	2	4.58
Other short-term investments	231	4	6.79	554	8	5.80	155	3	7.95

Total earning assets	53,148	902	6.86	53,289	913	6.79	50,977	773	6.12

Cash and due from banks	1,480			1,460			1,648
Allowance for loan losses	(503)			(504)			(512)
Accrued income and other assets	2,963			3,367			3,164

Total assets	$57,088			$57,612			$55,277

Money market and NOW deposits (1)	$14,749	111	3.05	$14,705	117	3.15	$16,595	105	2.57
Savings deposits	1,381	3	0.85	1,376	3	0.90	1,476	2	0.65
Customer certificates of deposit	7,345	80	4.44	7,191	80	4.39	5,887	51	3.52
Institutional certificates of deposit	5,823	78	5.44	5,783	79	5.44	2,624	30	4.62
Foreign office time deposits	1,119	14	4.96	1,499	19	5.06	1,007	11	4.26

Total interest-bearing deposits	30,417	286	3.81	30,554	298	3.87	27,589	199	2.93

Short-term borrowings	1,655	22	5.32	1,053	15	5.30	3,753	42	4.52
Medium- and long-term debt	6,426	91	5.74	6,727	97	5.76	4,029	52	5.22

Total interest-bearing sources	38,498	399	4.20	38,334	410	4.24	35,371	293	3.36

Noninterest-bearing deposits (1)	12,162			12,649			13,609
Accrued expenses and other liabilities	1,327			1,349			1,225
Common shareholders’ equity	5,101			5,280			5,072

Total liabilities and shareholders’ equity	$57,088			$57,612			$55,277

Net interest income/rate spread (FTE)		$503	2.66		$503	2.55		$480	2.76

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			1.16			1.20			1.04

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.82%			3.75%			3.80%

(1) FSD balances included above:
Loans (primarily low-rate)	$1,569	$3	0.68%	$1,909	$3	0.66%	$2,909	$3	0.43%
Interest-bearing deposits	1,248	12	3.91	1,338	13	3.94	2,286	21	3.74
Noninterest-bearing deposits	3,450			3,953			4,683

(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.40)%			(0.49)%			(0.72)%
Total loans			(0.22)			(0.25)			(0.40)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.11)			(0.11)			(0.22)

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2007	2006	2006	2006	2006

Commercial loans:
Floor plan	$2,970	$3,198	$2,628	$3,166	$3,078
Other	23,711	23,067	23,127	22,762	21,660

Total commercial loans	26,681	26,265	25,755	25,928	24,738
Real estate construction loans:
Commercial Real Estate business line	3,708	3,449	3,352	3,222	2,996
Other	754	754	770	736	683

Total real estate construction loans	4,462	4,203	4,122	3,958	3,679
Commercial mortgage loans:
Commercial Real Estate business line	1,286	1,534	1,529	1,537	1,483
Other	8,306	8,125	7,956	7,826	7,663

Total commercial mortgage loans	9,592	9,659	9,485	9,363	9,146
Residential mortgage loans	1,741	1,677	1,622	1,568	1,516
Consumer loans:
Home equity	1,570	1,591	1,668	1,740	1,748
Other consumer	822	832	830	753	859

Total consumer loans	2,392	2,423	2,498	2,493	2,607
Lease financing	1,273	1,353	1,321	1,325	1,292
International loans	1,848	1,851	1,712	1,764	1,761

Total loans	$47,989	$47,431	$46,515	$46,399	$44,739

Goodwill	$150	$150	$213	$213	$213
Loan servicing rights	14	14	15	16	17

Tier 1 common capital ratio*	7.47%	7.54%	7.48%	7.69%	7.66%
Tier 1 risk-based capital ratio*	8.17	8.02	8.04	8.26	8.24
Total risk-based capital ratio *	12.21	11.63	11.25	11.55	11.68
Leverage ratio*	9.98	9.76	9.68	9.83	9.84

Book value per share	$32.84	$32.70	$32.79	$31.99	$31.39

Market value per share for the quarter:
High	$63.39	$59.72	$58.95	$60.10	$58.62
Low	56.77	55.82	51.45	50.12	54.23
Close	59.12	58.68	56.92	51.99	57.97

Quarterly ratios:
Return on average common shareholders’ equity	14.86%	22.63%	15.38%	15.50%	15.33%
Return on average assets	1.33	2.07	1.41	1.41	1.41
Efficiency ratio	57.66	59.81	57.15	55.41	63.39

Number of banking centers	402	393	382	378	374

Number of employees — full time equivalent
Continuing operations	10,661	10,700	10,568	10,549	10,517
Discontinued operations	—	—	167	169	170

* March 31, 2007 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	March 31,	December 31,	March 31,
(in millions, except share data)	2007	2006	2006

ASSETS
Cash and due from subsidiary bank	$—	$122	$13
Short-term investments with subsidiary bank	462	246	298
Other short-term investments	97	92	—
Investment in subsidiaries, principally banks	5,599	5,586	5,591
Premises and equipment	3	4	3
Other assets	167	152	262

Total assets	$6,328	$6,202	$6,167

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$956	$806	$803
Other liabilities	252	243	270

Total liabilities	1,208	1,049	1,073

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 3/31/07, 12/31/06 and 3/31/06	894	894	894
Capital surplus	524	520	466
Accumulated other comprehensive loss	(284)	(324)	(198)
Retained earnings	5,311	5,282	4,880
Less cost of common stock in treasury — 22,834,368 shares at 3/31/07, 21,161,161 shares at 12/31/06 and 16,461,565 shares at 3/31/06	(1,325)	(1,219)	(948)

Total shareholders’ equity	5,120	5,153	5,094

Total liabilities and shareholders’ equity	$6,328	$6,202	$6,167

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2006	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068
Net income	—	—	—	—	194	—	194
Other comprehensive loss, net of tax	—	—	—	(28)	—	—	(28)

Total comprehensive income							166
Cash dividends declared on common stock ($0.59 per share)	—	—	—	—	(96)	—	(96)
Purchase of common stock	(1.5)	—	—	—	—	(87)	(87)
Net issuance of common stock under employee stock plans	0.9	—	(18)	—	(14)	52	20
Recognition of share-based compensation expense	—	—	18	—	—	—	18
Other	—	—	5	—	—	—	5

BALANCE AT MARCH 31, 2006	162.3	$894	$466	$(198)	$4,880	$(948)	$5,094

BALANCE AT DECEMBER 31, 2006	157.6	$894	$520	$(324)	$5,282	$(1,219)	$5,153
FSP 13-2 transition adjustment, net of tax	—	—	—	—	(46)	—	(46)
FIN 48 transition adjustment, net of tax	—	—	—	—	3	—	3

BALANCE AT JANUARY 1, 2007	157.6	$894	$520	$(324)	$5,239	$(1,219)	$5,110
Net income	—	—	—	—	190	—	190
Other comprehensive income, net of tax	—	—	—	40	—	—	40

Total comprehensive income							230
Cash dividends declared on common stock ($0.64 per share)	—	—	—	—	(101)	—	(101)
Purchase of common stock	(3.5)	—	—	—	—	(208)	(208)
Net issuance of common stock under employee stock plans	1.8	—	(20)	—	(17)	103	66
Recognition of share-based compensation expense	—	—	23	—	—	—	23
Employee deferred compensation obligations	—	—	1	—	—	(1)	—

BALANCE AT MARCH 31, 2007	155.9	$894	$524	$(284)	$5,311	$(1,325)	$5,120

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended March 31, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$329	$157	$36	$(17)	$(2)	$503
Provision for loan losses	14	5	(1)	—	5	23
Noninterest income	61	52	71	16	3	203
Noninterest expenses	170	153	76	2	6	407
Provision (benefit) for income taxes (FTE)	65	18	11	(4)	(3)	87
Income from discontinued operations, net of tax	—	—	—	—	1	1

Net income (loss)	$141	$33	$21	$1	$(6)	$190

Net credit-related charge-offs	$15	$4	$—	$—	$—	$19

Selected average balances:
Assets	$40,059	$6,840	$3,898	$5,015	$1,276	$57,088
Loans	39,015	6,095	3,747	17	22	48,896
Deposits	16,710	17,033	2,317	6,490	29	42,579
Liabilities	17,565	17,045	2,317	14,600	460	51,987
Attributed equity	2,850	835	312	574	530	5,101

Statistical data:
Return on average assets (1)	1.41%	0.75%	2.17%	N/M	N/M	1.33%
Return on average attributed equity	19.80	15.97	27.09	N/M	N/M	14.86
Net interest margin (2)	3.42	3.74	3.88	N/M	N/M	3.82
Efficiency ratio	43.56	73.11	70.74	N/M	N/M	57.66

			Wealth &
	Business	Retail	Institutional
Three Months Ended December 31, 2006	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$335	$159	$36	$(23)	$(4)	$503
Provision for loan losses	15	6	2	—	(1)	22
Noninterest income	116	53	67	16	10	262
Noninterest expenses	194	164	86	7	6	457
Provision (benefit) for income taxes (FTE)	88	15	4	(10)	4	101
Income from discontinued operations, net of tax	—	—	—	—	114	114

Net income (loss)	$154	$27	$11	$(4)	$111	$299

Net credit-related charge-offs	$6	$16	$1	$—	$—	$23

Selected average balances:
Assets	$39,872	$6,810	$3,794	$5,515	$1,621	$57,612
Loans	38,766	6,100	3,646	25	31	48,568
Deposits	17,110	16,969	2,351	6,817	(44)	43,203
Liabilities	17,993	16,978	2,348	14,623	390	52,332
Attributed equity	2,748	833	307	568	824	5,280

Statistical data:
Return on average assets (1)	1.54%	0.61%	1.17%	N/M	N/M	2.07%
Return on average attributed equity	22.32	13.00	14.43	N/M	N/M	22.63
Net interest margin (2)	3.43	3.71	3.90	N/M	N/M	3.75
Efficiency ratio	43.11	77.81	82.90	N/M	N/M	59.81

			Wealth &
	Business	Retail	Institutional
Three Months Ended March 31, 2006	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$315	$155	$37	$(24)	$(3)	$480
Provision for loan losses	(29)	6	—	—	(4)	(27)
Noninterest income	63	50	64	17	1	195
Noninterest expenses	193	143	75	2	16	429
Provision (benefit) for income taxes (FTE)	63	18	9	(7)	(17)	66
Loss from discontinued operations, net of tax	—	—	—	—	(13)	(13)

Net income (loss)	$151	$38	$17	$(2)	$(10)	$194

Net credit-related charge-offs	$16	$5	$—	$—	$1	$22

Selected average balances:
Assets	$38,100	$6,782	$3,623	$5,228	$1,544	$55,277
Loans	36,883	6,076	3,473	3	44	46,479
Deposits	18,899	16,736	2,449	3,214	(100)	41,198
Liabilities	19,733	16,735	2,446	10,956	335	50,205
Attributed equity	2,557	822	303	471	919	5,072

Statistical data:
Return on average assets (1)	1.59%	0.87%	1.86%	N/M	N/M	1.41%
Return on average attributed equity	23.71	18.63	22.29	N/M	N/M	15.33
Net interest margin (2)	3.45	3.76	4.28	N/M	N/M	3.80
Efficiency ratio	51.08	69.45	74.62	N/M	N/M	63.39

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended March 31, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$244	$176	$67	$11	$7	$17	$(19)	$503
Provision for loan losses	30	(11)	(1)	1	(1)	—	5	23
Noninterest income	116	28	19	4	9	8	19	203
Noninterest expenses	206	110	54	9	9	11	8	407
Provision (benefit) for income taxes (FTE)	34	39	11	2	3	5	(7)	87
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1

Net income (loss)	$90	$66	$22	$3	$5	$9	$(5)	$190

Net credit-related charge-offs (recoveries)	$22	$(5)	$3	$—	$—	$(1)	$—	$19

Selected average balances:
Assets	$22,755	$16,782	$6,719	$1,646	$713	$2,182	$6,291	$57,088
Loans	21,783	16,241	6,444	1,626	704	2,059	39	48,896
Deposits	16,657	13,696	3,843	284	482	1,098	6,519	42,579
Liabilities	17,430	13,732	3,858	288	482	1,137	15,060	51,987
Attributed equity	1,955	1,177	556	87	57	165	1,104	5,101

Statistical data:
Return on average assets (1)	1.58%	1.57%	1.30%	0.80%	3.04%	1.68%	N/M	1.33%
Return on average attributed equity	18.40	22.37	15.73	15.22	38.24	22.27	N/M	14.86
Net interest margin (2)	4.52	4.40	4.19	2.84	4.22	3.22	N/M	3.82
Efficiency ratio	57.17	54.23	62.24	59.07	55.46	42.08	N/M	57.66

							Finance
					Other		& Other
Three Months Ended December 31, 2006	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$248	$178	$69	$11	$8	$16	$(27)	$503
Provision for loan losses	37	(15)	3	1	(1)	(2)	(1)	22
Noninterest income	123	74	20	4	7	8	26	262
Noninterest expenses	232	122	59	10	9	12	13	457
Provision (benefit) for income taxes (FTE)	24	62	10	1	3	7	(6)	101
Income from discontinued operations, net of tax	—	—	—	—	—	—	114	114

Net income (loss)	$78	$83	$17	$3	$4	$7	$107	$299

Net credit-related charge-offs (recoveries)	$23	$(2)	$2	$—	$—	$—	$—	$23

Selected average balances:
Assets	$22,843	$16,572	$6,631	$1,631	$705	$2,094	$7,136	$57,612
Loans	21,836	16,037	6,360	1,611	698	1,970	56	48,568
Deposits	16,713	14,145	3,794	292	439	1,047	6,773	43,203
Liabilities	17,521	14,180	3,807	296	437	1,078	15,013	52,332
Attributed equity	1,901	1,140	559	87	56	145	1,392	5,280

Statistical data:
Return on average assets (1)	1.36%	2.01%	1.03%	0.70%	2.05%	1.37%	N/M	2.07%
Return on average attributed equity	16.37	29.14	12.20	13.03	25.57	19.74	N/M	22.63
Net interest margin (2)	4.49	4.40	4.27	2.80	4.38	3.25	N/M	3.75
Efficiency ratio	62.64	48.59	66.36	66.69	58.27	50.47	N/M	59.81

							Finance
					Other		& Other
Three Months Ended March 31, 2006	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$243	$168	$61	$10	$8	$17	$(27)	$480
Provision for loan losses	—	(14)	(4)	—	1	(6)	(4)	(27)
Noninterest income	117	28	18	4	7	3	18	195
Noninterest expenses	223	109	50	8	8	13	18	429
Provision (benefit) for income taxes (FTE)	38	35	10	2	2	3	(24)	66
Loss from discontinued operations, net of tax	—	—	—	—	—	—	(13)	(13)

Net income (loss)	$99	$66	$23	$4	$4	$10	$(12)	$194

Net credit-related charge-offs (recoveries)	$17	$—	$1	$2	$—	$1	$1	$22

Selected average balances:
Assets	$22,332	$16,261	$5,611	$1,390	$590	$2,321	$6,772	$55,277
Loans	21,303	15,644	5,355	1,371	579	2,180	47	46,479
Deposits	17,039	15,405	3,662	307	601	1,070	3,114	41,198
Liabilities	17,811	15,440	3,666	306	600	1,091	11,291	50,205
Attributed equity	1,803	1,078	496	72	53	180	1,390	5,072

Statistical data:
Return on average assets (1)	1.79%	1.60%	1.63%	1.05%	2.44%	1.77%	N/M	1.41%
Return on average attributed equity	22.14	24.56	18.40	20.18	30.06	22.90	N/M	15.33
Net interest margin (2)	4.51	4.25	4.46	2.91	5.30	2.97	N/M	3.80
Efficiency ratio	61.83	55.74	63.50	55.72	54.90	64.03	N/M	63.39

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful